Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated February 23, 2011, with respect to the financial statements of Kanghong Sagent (Chengdu) Pharmaceutical Co., Ltd. (a development stage company) included in Amendment No. 5 of the Registration Statement (Form S-1 No. 333-170979) of Sagent Holding Co., filed with the Securities and Exchange Commission.

/s/ Ernst & Young Hua Ming

Shanghai, the People’s Republic of China

April 19, 2011